UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      April 24, 2007
BALLY TOTAL FITNESS HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code      (773) 380-3000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report

Item 1.01	Entry into a Material Definitive Agreement.
     On April 24, 2007, Bally Matrix Fitness Centre Ltd., an Ontario, Canada corporation (“Matrix”), and BTF Canada Corporation, an Ontario, Canada corporation (“BTF,” and together with Matrix, the “Sellers”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which, among other things, the Sellers will transfer six health clubs and certain related assets located in greater metropolitan Toronto in Ontario, Canada, to Extreme Fitness, Inc., an Alberta, Canada unlimited liability corporation (“Purchaser”), for a total purchase price of C$17.5 million, subject to certain purchase price adjustments including, but not limited to, adjustments for taxes, insurance and rent. The Purchase Agreement provides for the possibility of a delayed closing for up to two health clubs, and corresponding adjustments to the purchase price, if the conditions to complete the transfers of those health clubs are not met at the initial closing. Sellers will retain substantially all the pre-closing liabilities associated with the transferred health clubs. The Purchase Agreement includes customary representations, warranties, covenants and indemnification provisions. The transaction is subject to customary closing conditions, including receipt of required consents to complete the transfers.

Item 8.01	Other Events.
     The disclosure set forth in Item 1.01 above is incorporated herein by reference. In addition to the transaction described under Item 1.01, the Sellers have entered into an Asset Purchase Agreement with Goodlife Fitness Centres Inc., an Ontario, Canada corporation, to sell 10 additional health clubs located in greater metropolitan Toronto in Ontario, Canada. Sellers will retain substantially all the pre-closing liabilities associated with the transferred health clubs. The Asset Purchase Agreement includes customary representations, warranties, covenants and indemnification provisions. The transaction is subject to customary closing conditions, including receipt of required consents to complete the transfers. The completion of this transaction and the transaction described under Item 1.01 above would result in the sale of substantially all of Bally Total Fitness Holding Corporation’s Canadian operations.
     On April 25, 2007, Bally Total Fitness Holding Corporation issued a press release announcing the transactions discussed above. A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

99.1	Press release, dated April 25, 2007.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION Registrant
Dated: April 27, 2007	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel